                               1996 ANNUAL REPORT











                                   SUNDSTRAND
                                  CORPORATION



















                                                     Sundstrand Aerospace
                                                     The Falk Corporation
                                                     Milton Roy Company
                                                     Sullair Corporation
                                                     Sundstrand Fluid Handling

Contents

Report to Shareholders 1            This Annual Report
Sundstrand at a Glance 6            Contains forward-looking
Aerospace 8                         statements which are sub-
Electric Power Systems 10           ject to market risks and
Mechanical Systems 14               opportunities that could
Power Systems 16                    have a material impact on
Customer Support 18                 our actual results, as set
Industrial 22                       forth in the Company's
Falk 24                             Form 8-K, which was filed
Fluid Handling 26                   with the Securities and
Milton Roy 28                       Exchange Commission on
Sullair 30                          February 13, 1997.
Condensed Financial Information 32
Officers 37
Directors 38



SALES [Bar chart]

Millions of Dollars
                              1992    1993    1994    1995    1996
                              ------  ------  ------  ------  ------
           Aerospace Sales       840     754     710     726     785
           Industrial Sales      639     629     663     747     736
                              ------  ------  ------  ------  ------
           Sales Total        $1,479  $1,383  $1,373  $1,473  $1,521


OPERATING CASH FLOW PER SHARE AFTER CAPITAL SPENDING [Bar chart]

Dollars
                              1992              1993              1994              1995               1996
                              -----             -----             -----             -----              -----
Operating Cash Flow per
Share After Capital Spending  $2.15             $2.60             $0.86             $2.14              $1.70




NET EARNINGS FROM CONTINUING OPERATIONS [Bar chart]

Millions of Dollars
                      1992               1993               1994              1995            1996
                      ----               -----              ----              ----            ----
   Reported           $70                $91                $96               $ 79            $114
   Restructuring      $22                                                     $ 44            $ 26
                      ----               -----              ----              ----            ----
   Total              $92                $91                $96               $123            $140

EARNINGS PER SHARE FROM CONTINUING OPERATIONS [Bar chart]

Dollars

                     1992               1993              1994                1995                1996
                     -----              ----              -----               -----               -----
Reported             $0.97              $1.28             $1.46               $1.25               $1.87
Restructuring        $0.31                                                    $0.71               $0.43
                     -----              ----              -----               -----               -----
Total                $1.28              $1.28             $1.46               $1.96               $2.30

                            REPORT TO SHAREHOLDERS

To Our Shareholders:

Our company had an excellent 1996. Our performance, as measured by traditional statistics, was at record levels. Our work, aimed at preparing for our future, was filled with great progress and enthusiasm. Sundstrand has strong forward momentum.

1996 HIGHLIGHTS AND OBSERVATIONS:

Our sales totaled $1,521 million, an increase of 3%. This prior year comparison is adversely affected by divestitures which occurred during 1995. Sales from continuing operations grew 6%. For 1997, we expect sales to grow by 10-15%.
     Our sales from non-US business made up 42% of the total. We are strongly committed to our international markets and expect to strengthen our global business.
     Our earnings before restructuring charges were $140 million, an increase of 14% despite modest sales growth.
     Our per share earnings before restructuring charges, which benefit from our share repurchase program, grew from $1.96 in 1995 to $2.30 in 1996, a 17% increase. For 1997, our earnings per share before restructuring charges are expected to be between $2.65 and $2.85 per share. Although not reflected in our forecast, we remain dedicated to our share repurchase program which is about two thirds complete based on the present Board authorization.
     On February 20, 1996 our Board of Directors authorized a two-for-one stock split and increased our quarterly dividend 13.3% from $.15 per share to $.17 per share.
     We announced a $32 million restructuring charge to configure our Sullair Europe business into a more focused unit. This business has not been profitable since its acquisition in 1990, and we do not expect much help from the European economies in the next couple of years. By taking this action, we expect, however, that this business will break-even in 1998.
     We purchased from our partner, Labinal, their 50% ownership in our auxiliary power

                            REPORT TO SHAREHOLDERS

unit joint venture known as APIC. Sole ownership will provide us with the flexibility to enhance the support of airline customers throughout the world. Although the acquisition will be slightly dilutive in 1997, we expect this business to be a good earnings contributor in the future. We also acquired electrical load management technology from Leach International. This addition extends our current capabilities for managing aircraft electric power.
     Our ongoing Aerospace businesses achieved 11% sales growth in 1996.
Strong demand for new aircraft in response to increased worldwide passenger and freight traffic as well as fleet replacement programs contributed to this growth. In addition, high aircraft utilization rates have created strong aftermarket demand. Although our military sales declined slightly in 1996, we believe they will begin to improve in the coming year. For 1997, we expect solid Aerospace growth in both sales and earnings. Sales levels should increase 20-25%. Aerospace operating margins, which grew from 14.9% in 1995 to 18.2% in 1996 before restructuring charges, are expected to continue in the mid 17 percent to mid 18 percent range. This range reflects our recent acquisitions, our manufacturing investments and the impact of new aircraft programs which are in development or in the early stages of their profitability cycle. Aerospace operating earnings should grow between 18% and 25% during 1997.
     Our ongoing Industrial businesses generated combined 1996 sales of $736 million, which was up only 1% principally because of soft European markets.
The operational difficulties at Sullair Europe contributed greatly to overall margins declining from 17.5% in 1995 to 15.8% in 1996 excluding restructuring charges. We expect 1997 Industrial sales to grow by up to 5% aided in part by international strength in infrastructure development, particularly in South America and Asia. We expect our sales growth and restructuring in Europe will result in 1997 Industrial operating margins of between 16% and 17% with operating earnings growing by 5% to 10%, before restructuring charges.

[Photo of Mr. Jenkins and Mr. O'Hare]


                 [Caption]
                 Robert H. Jenkins        Don R. O'Hare
                 President and            Chairman of the Board
                 Chief Executive Officer

OUR FUTURE:

Sundstrand is a company with great core strengths in technology, in focused markets, and in the skills of our people. As I am now into my second year at Sundstrand, I want to share with you my thoughts on our direction.
     After several years of divesting and repositioning, which Sundstrand leadership managed well, I believe we have a solid business base upon which to build. We are internationally known as a company with superb engineered products. Our future strategy will be to continue in this area of excellence while focusing on new product and market opportunities. We intend to place emphasis on top line growth from products of like technology and profit potential. In addition, we are placing great focus on our manufacturing techniques and processes. We see real opportunity to provide greater value to our customers as these capabilities are refined.

                             REPORT TO SHAREHOLDERS

     Our new business and manufacturing process strategies will be focused through decentralized organizations. We are using discrete business units and enterprises to implement highly customized improvements in work flow, cycle time reduction, and responsiveness to our customers. Our basic style is built around the principles of simplicity, focus and trust. We are building our future upon core human values and entrepreneurial behavior. In the end, we will gain lasting competitive advantages from a fast, flexible, committed team-based working environment.

BOARD CHANGES:

In April of 1997, Don O'Hare, Chairman of the Board, will retire from Sundstrand. Don came out of retirement in 1994 to lead Sundstrand through our company s transition to a new CEO and the positioning of Sundstrand for a solid future. We are grateful for his enthusiasm, his wisdom, his leadership, and for his many contributions during his 46 year distinguished career with our company. We wish him well with great respect and affection.
     Also in April, at the 1997 Annual Meeting of Stockholders, Donald E. Nordlund, retired Chairman and CEO of Staley Continental, Inc. and John A. Puelicher, retired Chairman of the Marshall & Ilsley Corporation, will retire as Directors of our company. Both have served our Board with great distinction for over 20 years. We extend to them our deep appreciation and best wishes.
     We thank you, our shareholders, for your support.

/s/  Robert H. Jenkins
President and Chief Executive Officer

[Photo of Don O'Hare]



                                        [Caption]
                                        Elected Chairman of the Board
                                        September 26, 1994; also Chief Executive
                                        Officer from September 26, 1994 to
                                        September 30, 1995; and a consultant
                                        to the Company from August 20, 1991, to
                                        September 25, 1994.  Age 74.

LETTER FROM DON O'HARE:

As I leave the Board and re-retire, I would like to express my great confidence and enthusiasm in Sundstrand's direction and future. The leadership of the company is exceptionally strong and their plans for the future are exciting.
It was a privilege to lead Sundstrand during these transition years, and I am indeed indebted to the shareholders, Directors, and my associates for their confidence.


/s/ Don R. O'Hare
Chairman of the Board

AEROSPACE           SUNDSTRAND AT A GLANCE


                        1992   1993   1994   1995   1996                Aerospace
                        ----------------------------------------------------------------------
                        $840   $754   $710   $726   $785                Sales (millions)

Product Lines
Electric Power Systems         1996 Primary Markets
----------------------
Aircraft electric power        [Pie chart]
generating and control
systems, including integrated  Commercial OEM 29%
drive generators, constant     Commercial Aftermarket 41%
speed drives, generators,      Military OEM 20%
and controls                   Military Aftermarket 10%

Mechanical Systems             Operating Performance
------------------
Pumping, actuation,
emergency power,               Net Sales (millions of dollars)
torpedo propulsion, and        [Bar chart]
secondary power systems        1992    1993  1994   1995   1996
                               ----    ----  ----   ----   ----
                               $840    $754  $710   $726   $785
Power Systems
-------------
Auxiliary power units,         Operating Profit (millions of dollars)
gas turbine engines,           [Bar chart]
fans, and environmental                                      1992      1993      1994      1995    1996
control systems                                              ----      ----      ----      ----    ----
                               Excl. Restrct.                $125      $106      $88       $108    $143
                               Restrct.                      $ 35                          $ 54    $  5
                                                             ----      ----      ----      ----    ----
                               Net                           $ 90      $106      $88       $ 54    $138

                               Orders Received (millions of dollars)
                               [Bar chart]
                                                             1992      1993      1994      1995    1996
                                                             ----      ----      ----      ----    ----
                                                             $886      $527      $736      $896    $822

                               Unfilled Orders (millions of dollars)
                               [Bar chart]
                                                             1992      1993      1994      1995    1996
                                                            -----      ----      ----      ----    ----
                                                            $799       $572      $599      $769    $806



                         INDUSTRIAL



                         1992   1993   1994  1995  1996              Industrial
                         -----------------------------------------------------------
                         $639   $629   $663  $747  $736              Sales (millions)
Businesses
Milton Roy Company              1996 Primary Markets
------------------
Metering pumps and              [Pie chart]
specialty pumps                 Construction & Cement 16%
                                Mining & Metals 10%
The Falk Corporation            Agribusiness 5%
--------------------
Mechanical power                Chemical 13%
transmissions, couplings,       Transportation 3%
stationary fluid power drives,  General Industry 18%
and marine drives               Wood & Paper 7%
                                Consumer 2%
Sullair Corporation             Hydrocarbon 16%
-------------------
Rotary screw air and gas        Water/Waste Treatment 6%
compressors, pneumatic tools,   Other 4%
dryers, and filters

Sundstrand Fluid Handling       Net Sales (millions of dollars)
Corporation                     [Bar chart]
-------------------------
High speed centrifugal                           1992       1993       1994      1995      1996
pumps,  compressors and                          ----       ----       ----      ----      ----
blowers, sealless pumps,        Sales            $639       $629       $663      $747      $736
and sanitary pumps
                                Operating Profit (millions of dollars)
                                [Bar chart]
                                                 1992       1993       1994      1995      1996
                                                 ----       ----       ----      ----      ----
                                Excl. Restrct.   $82        $84        $106      $131      $116
                                Restrct.                                         $ 10      $ 32
                                                 ----       ----       ----      ----      ----
                                Net              $82        $84        $106      $121      $ 84

                                Orders Received (millions of dollars)
                                [Bar chart]
                                                 1992       1993       1994      1995      1996
                                                 ----       ----       ----      ----      ----
                                                 $641       $625       $701      $761      $735

                                Unfilled Orders (millions of dollars)
                                [Bar chart]
                                                 1992       1993       1994      1995      1996
                                                 ----       ----       ----      ----      ----
                                                 $115       $110       $148      $162      $161

                                   AEROSPACE

Aerospace markets in 1996 continued the pattern of the previous year, with defense related markets relatively flat and commercial markets strong both in air transport and business aircraft segments.
     In commercial air transport the airlines continued profitability resulted in orders being placed for over 1,200 new jet transports with delivery dates in 1998-2000. Boeing, McDonnell Douglas, Airbus, AVRO, Canadair and Embraer delivered almost 500 jets in 1996 and ended the year with a collective order backlog of over 2,500 aircraft.
     World airlines estimate that revenue passenger miles grew at about 7 percent in 1996 and believe that long term growth will exceed 6 percent per year. Sundstrand continues to serve this key market segment with increasing content on new aircraft and a growing aftermarket sales and service business.
     In December we purchased the 50 percent interest held by our partner Labinal in our joint venture company Auxiliary Power International Corporation
(APIC). This company was established in 1989 to make and sell auxiliary power units (APUs) for commercial transports and has gained an excellent reputation in serving this market. Together with the other APU products we make for helicopters, business jets and regional transports, we now have a full fledged family of APUs that constitutes a solid, self-sustaining business positioned to take advantage of the growth in the air transport industry.
     We continue to focus on service for our airline customers as a market discriminator in Sundstrand's favor. Field Service and Marketing representatives were added to increase our coverage of customers in Europe, North America and Asia in 1996.
     Defense markets remained a steady source of sales and new technology development opportunities, as well as a growing repair, overhaul and retrofit business for us. We were selected for new programs in undersea and unmanned flight vehicles as well as traditional foreign and domestic military aircraft in 1996.
     A growing market for Sundstrand Aerospace is business jet systems, principally on larger aircraft that can utilize systems derived from our proven airliner products. Fractional ownership programs provide growth in this market as businesses discover the advantages of independent air transportation.
     Sundstrand Aerospace continued in 1996 to preserve its competitive advantage in Aerospace markets by providing more value in each product or service: through new technology when it adds reliability or size and weight advantages; with improved manufacturing methods that shorten cycle times; and with improved responsiveness to the customers who operate our products.

[Photo of Aerospace Management per caption.]

[Caption]
The Aerospace Senior Management Team: Jim Peterson, Customer Service; Jim Gingrich, Administration; Jim Smith, Business Development; Ken Eitenmiller, Operations; Ron McKenna, Corporate Executive V.P. and Chief Operating Officer, Aerospace; Ken Martin, Counsel; Dave Linton, Programs; Tim Morris, Power Systems; and Mike Blomgren, Human Resources

[Photo of man assembling an Integrated Drive Generator.]
[Photo of man assembling an Auxiliary Power Unit.]

[Caption]
Sundstrand Aerospace utilizes market rate of demand manufacturing methods in which machining and assembly cells are dedicated to product families. While widely used in higher volume industries, these concepts also minimize cycle time and inventory for aerospace systems, and more accurately match changing customer demands.

                             ELECTRIC POWER SYSTEMS

[Photo of men looking at Gulfstream V IDG on engine.]

[Caption]
Gulfstream received FAA certification in 1996 for its extended range G-V executive jet. Our electric power generating system is a derivative from a family of proven air transport electric systems.

[Illustration of typical aircraft electric system components.]

[Illustration of components of Sundstrand Integrated Electric Power System.]

[Caption]
Our electric power product line has achieved another milestone with the Integrated Electric Power System now in development. This integrated system incorporates functions formerly done by parts supplied by other vendors into a weight saving system that eliminates more than 90 components. Aircraft installation time and complexity are greatly simplified, and airline service reliability improvements will result from the reduction in parts.

We continue to expand our aircraft electric power systems capabilities through internal development and by acquisition of new technologies. As a result we are winning new business in foreign markets and in smaller aircraft in addition to our traditional military and commercial transport applications.

[Photo of Boeing 737-700 airplane.]

[Photo of man looking at 737-700 IDG installed on engine.]

[Caption]
The next generation Boeing 737 rolled out in 1996 with the latest production Sundstrand electric power system. This popular aircraft series has now gone into its third model type production and Sundstrand remains committed to operators of all 737s flying worldwide with any of the three types of Sundstrand system aboard.

[Photo of Lockheed Martin F-22 airplane.]

[Photo of men looking at F-22 main generator.]

[Caption]
Lockheed Martin began assembly of the F-22 next generation air superiority fighter for the U.S. Air Force. Sundstrand supplies the main electric power generating system, which is a new technology direct current system with both high voltage and low voltage power sources for all aircraft uses.

[Photo of mockup of Eurofighter Electric Power generating system components.]

[Caption]
The four-nation Eurofighter 2000 development aircraft are now flying with the Sundstrand electric power generating system on board. This twin engine air superiority fighter is designed to meet the requirements of the air forces of Britain, Germany, Italy and Spain well into the next century.

[Photo of Canadair CRJ-X airplane.]

[Photo of mockup of CRJ-X Integrated Drive Generator.]

[Caption]
Bombardier's Canadair division has seen strong market acceptance of their 50 passenger regional jet, with the Sundstrand electric power generating system. The 70 passenger growth version of this airliner, now in development, will also have the Sundstrand electric power system.

[Photo of Boeing 777 airplane.]
[Photo of Boeing 777 Integrated Drive Generator.]
[Photo of Boeing 777 Backup Generator.]
[Photo of Boeing 777 Converter/Inverter Unit.]
[Photo of Boeing Generator Control Units.]
[Photo of Boeing Bus Power Control Unit.]

[Caption]
Sundstrand's main and backup electric power generating systems have had excellent service on the Boeing 777 since it entered service in mid 1995. Growth versions of the twin engine transport will begin service in 1997 and 1998.

                               MECHANICAL SYSTEMS

[Photo of Gulfstream V airplane.]
[Photo of man looking at Gulfstream V actuation system.]

[Caption]
The Gulfstream V utilizes our wing flap actuation system for short runway takeoff and landing capability. Business aircraft have become an important market niche for Sundstrand; the Gulfstram V also uses our pitch trim actuator.

[Photo of woman with refuelling pod Ram Air Turbine.]
[Photo of C-130 airplane refuelling two helicopters in air.]

[Caption]
Downsizing in the world's air forces has created a demand for mid-air refueling pods for smaller aircraft. Sundstrand provides a Ram Air Turbine system, similar to our emergency turbines, that supplies the pumping and motive power to run these pods.

Our aircraft actuation systems, pumps, air turbines, geared transmissions, undersea and missile systems are grouped into a Mechanical Systems product organization.


[Photo of PW4098 engine accessory drive transmission.]

[Caption]
Sundstrand delivered its first engine mounted accessory drive transmission in 1996. This new product will be used on the 98,000 lb. thrust Pratt & Whitney PW4098 engine that will power the Boeing 777-300. This growth version aircraft will be 20 percent larger than the 777-200 model now in service.


[Photo of man with Global Express air driven generator.]

[Caption]
Canadair is flight testing their ultra long range executive jet, the Global Express. This air driven generator is a backup system that supports very long range overwater operations. This new smaller system is an outgrowth of our traditional air transport sized products.


[Photo of Canadair Global Express airplane.]
[Photo of Global Express flap actuator.]
[Photo of Global Express Leading edge slat actuator.]
[Photo of Global Express flap/slat control lever.]

[Caption]
Sundstrand supplies the wing leading edge slat and trailing edge flap actuation system that allows the Global Express short runway takeoff and landing capability. We have also been selected to build a similar system for Canadair's new 70 passenger Regional Jet.

                                 POWER SYSTEMS

[Photo of Airbus A319 airplane.]
[Photo of APS3200 Auxiliary Power Unit.]

[Caption]
Sundstrand's APS3200 auxiliary power unit for the Airbus A319/320/321 family of commercial transports is the APU most preferred by airlines ordering these aircraft. Currently in service with United, Lufthansa, Swissair and Air France, among others, it has been ordered in 1996 by All Nippon, Dragonair, Philippine Airlines, BWIA, Air Jamaica, and Egyptair.


[Photo of AVRO RJ airplane.]
[Photo of APS1000 Auxiliary Power Unit.]

[Caption]
Aero International (Regional), a joint venture of British Aerospace, Aerospatiale of France and Alenia of Italy, markets the AVRO RJ series of regional jets. Our APS1000 auxiliary power unit has been selected for this family of 70-100 passenger transports.

Aircraft Auxiliary Power Units (APUs) are the principal product in the Power Systems group, but this organization also produces aircraft fans and blowers; specialty compressors; vapor cycle environmental control systems; and small gas turbine engines for ground power and propulsion.


[Photo of Embraer Emb-145 airplane.]
[Photo of Embraer Emb-145 APU.]

[Caption]
The world's regional jet fleet was joined in 1996 by the Brazilian Embraer Emb-145, a 50 passenger transport first in service with Continental Express. Our auxiliary power unit provides compressed air for air conditioning and engine starting as well as electric power. "Regional" size jets are a growing market for Sundstrand auxiliary, emergency and electric power systems.


[Photo of DeHavilland Dash8 400 airplane.]
[Photo of Dash8 APU.]

[Caption]
DeHavilland Aircraft, Toronto, Canada, selected our auxiliary power unit for its latest 70 passenger Dash 8 400 transport. The Dash 8 400 is a growth derivative of the proven Dash 8 100/200/300 series. Sundstrand will supply the complete tailcone and associated components as well as the APU.


[Photo of V-22 aircraft.]
[Photo of V-22 APU.]

[Caption]
The Bell/Boeing V-22 tilt rotor transport, now in flight testing for the U.S. Marines, utilizes our auxiliary power unit for pneumatic, electric and hydraulic power. Its unique next generation full authority digital engine control system utilizes software applicable to future civil and military APU systems.

                                CUSTOMER SUPPORT


[Photo of three men with open integrated drive generator.]

[Caption]
Key Sundstrand customer support functions are training of airline mechanics who service our products on the flight line, and instruction for airlines who want to do their own repair of the Sundstrand products they operate. This support for product users adds value to offerings in all our aerospace market segments.


[Photo of three men with APS2000 APU.]

[Caption]
The APS2000 auxiliary power unit on the Boeing 737 has gained a solid reputation in five years of service. In 1996, it was awarded FAA approval for use in aircraft on extended overwater routes. Airlines are also pleased with our product support. Our APU overhaul station provides United Airlines and others with high quality, dependable turnaround service.


[Photo of man with three integrated drive generators.]

[Caption]
The superior quality and responsiveness of our repair services continue to be important criteria in selecting Sundstrand products, particularly as aircraft operating hours increase.

Sundstrand supports its products in the field on-site at the worlds major airports and at six repair facilities in the U.S., Europe and Asia. We work hard to keep the airlines happy by keeping their airplanes in the air where they belong.


[Photo of two men with integrated drive generator.]

[Caption]
Support for the airlines who operate our systems is a key market discriminator in favor of Sundstrand. We are on the flight line at airports in the Americas, Europe, Asia and Australia with technicians to provide on-site service advice and technical support.

                                   AEROSPACE

[Illustration of airplanes built since 1945 with Sundstrand products.]

[Caption]
Sundstrand has a large and expanding installed base of electric power, mechanical and power systems on aircraft of all sizes. This broad in-service fleet, which includes electric power systems on all Airbus and Boeing commercial transports, depends on our continuing support with spare parts and repair services throughout the aircraft's operating life. Most commercial and business aircraft, and many military aircraft, can expect to have effective service lives of 25+ years. Our reputation for high quality, dependable support is a hallmark of our aftermarket business.

                                  AFTERMARKET

[Illustration of airplanes built since 1945 with Sundstrand products.]

                                   INDUSTRIAL

The global market activity of Sundstrand's Industrial businesses continued at a high level and were equal to 1995. Rising oil prices contributed to an improved ability for petroleum related businesses to begin replacement of aging equipment and also acted as an incentive to expand production capacity. Construction and manufacturing, dependent as they are on stable economic outlooks and moderate interest rates, continued as solid markets for our products. Mining and basic materials processing, particularly in East Asia, were firm as demand for metals remained strong.
     Sundstrand continued to pursue new business opportunities in overseas markets, adding sales coverage, joint ventures, and customer support in Asia, Australia, Europe and South America. The expanding infrastructure needs of the economies in East Asia, particularly China, Indonesia, India, and Malaysia, provided strong demand for Sundstrand's Industrial products.
     Falk completed its Auburn, Alabama plant expansion, and Australian joint venture in 1996. Milton Roy converted manufacturing lines to continuous flow production after employee-led "breakthrough" events identified assembly cell design and product movement improvements. Sundstrand Fluid Handling established direct customer support in China for its line of high horsepower two stage pumps used extensively in urea fertilizer applications. Sullair introduced new models of smaller, more reliable encapsulated air compressors.
     In summary, the Industrial businesses experienced a solid year of relatively stable markets and continued the strategic direction of excellent customer service and expansion of geographical markets in all four product groups.

[Photo of Industrial Managers per caption.]

[Caption]
The Industrial Senior Management Team: Bill Taylor, Fluid Handling; Tom Misiak, Falk; Anson Coolidge, Milton Roy; Ed Laprade, Sullair; Pat Thomas, Corporate Executive V.P. and Chief Operating Officer, Industrial

[Photo of Bob Hope class Navy ship.]

[Photo of Falk transmission for Bob Hope class Navy ship.]

[Caption]
Two of these Falk 33,000 horsepower geared transmissions are part of the propulsion system for the U.S. Navy's new Bob Hope class supply ships. These 950 ft. roll-on/roll-off cargo vessels are designed to fill a key role in U.S. and allied military and peace keeping operations by providing rapid worldwide logistics response.

                                     FALK

Since 1892, The Falk Corporation has built a reputation as "A Good Name in Industry(R) providing a broad range of standard and customized geared products and shaft couplings to a wide spectrum of basic industry customers in the Americas and the world. Supplying the mining, cement, paper and wood products, coal, transportation, chemical processing and utilities, and a host of other industries, Falk is well known for exceptional product reliability and extraordinary customer service, whether supplying 40+ foot ring gears, 120 ton custom designed marine drives, or a whole array of standard enclosed gear drives and flexible couplings.
     Falk products are prominent throughout the world from paper mills in the United States, to copper mines in Australia and Chile. Falk gear reducers, shaft couplings, and open gearing are also found in the coal mines of West Virginia, cement plants in Thailand, auto plants in Detroit, and power plants in Indonesia. The Falk name and unquestioned quality and reliability are synonymous.
     In 1996, Falk expanded its global efforts to provide power transmission products and services via establishment of a joint venture in Australia, extended sales coverage and technical support in Australia, China, Indonesia, and South America, and improved product availability through new industrial distribution.
     At the same time, 1996 saw activity in the redesign, upgrade and repositioning of a variety of Falk's standard enclosed gear drives and couplings, to better serve the needs of our increasingly global customer base. In addition, Falk made capital investments in 1996 including an expansion at our Auburn coupling facility which will improve Falk's competitive position in delivery performance and total value to our customers.
     Also, Falk has endeavored to further improve its relationships with both our global OEM customers and our valued industrial distributors through use of state-of-the-art sales and marketing tools including new product selection, order entry, order status, and other electronic information systems. All of these will further accelerate Falk's ability to rapidly respond to the needs of our valued customers across the globe.

[Photo of Beloit Corporation paper mill.]

[Photo of Freeport McMoRan mine ball mills.]

[Photo of Falk gear similar to gears driving Freeport McMoRan ball mill.]

[Caption]
The Freeport-McMoRan gold and copper mine in Irian Jaya, Indonesia, uses Falk 33 foot diameter ring gears to drive ball mills in the ore concentrator plant. Carburized and ground pinions add longevity to this application at 10,000 ft. altitude in the tropics.


[Photo of Falk transmission for paper mill.]

[Caption]
Paper mills use Falk power transmissions (as shown below) for multiple functions. This Beloit Corporation paper machine (left) is typical of equipment sold to customers in Indonesia and China in 1996.


[Photo of Falk Auburn, Alabama factory.]

[Photo of Falk couplings.]

[Illustration of cut away of Falk coupling.]

[Caption]
In 1996 our Auburn, Alabama facility was doubled in size. This expansion allows for the creation of a focused coupling business unit in Auburn.

                                FLUID HANDLING

Sundstrand Fluid Handling is a global leader in high speed centrifugal pumps and compressors, sealless pumps and sanitary pumps for the hydrocarbon and chemical processing, power generation, pulp and paper, and food/beverage industries.
     In 1996, we continued to have strong sales growth in international markets led by demand in hydrocarbon and chemical processing. Our reputation for technical excellence and superior aftermarket services have positioned us as a leader in several key areas of fluid handling technology. Sundstrand has established Fluid Handling as a wholly owned subsidiary to better position the company for future expansion and to aggressively meet growing worldwide market demand.
     For over 30 years, Sundyne(R) heavy-duty pumps and compressors have been specified in most Hydrocarbon and Chemical Processing facilities around the world. Sundyne(R) pumps and compressors remain the economical and efficient choice throughout the HPI and CPI industries. Our sealless pumps, the Sundyne(R) Canned Motor Pump, HMD Seal/less pump and Kontro(R) magnetic drive pump, continue to be specified where elimination of emission sources is critical. These "zero-leakage" pumps enable our customers to meet stringent environmental requirements.
     Sunflo(R) pumps are in demand for wash down, reverse osmosis and pulp and paper applications wherever reliable, low cost high-pressure pumping is required. The Sine Pump(R) line of sanitary positive displacement pumps enjoys a loyal following in the food and beverage, pharmaceutical, and cosmetic industries where low shear and powerful suction are required.
     With manufacturing facilities in the United States, United Kingdom, France and through our joint venture, Nikkiso-Sundstrand Co. Ltd., in Japan, employees around the globe work closely with our customers to provide rugged and reliable products to meet increasingly rigorous process demands. The dedication of our people and their reputation for quality products and services are the foundation of Sundstrand Fluid Handling Corporation's outstanding success.

[Photo of woman with Sundyne(R) HMP-3000 unit.]

[Caption]
Sundyne(R) pumps are experiencing excellent market acceptance in East Asia. This HMP-3000 unit is installed in a Chinese fertilizer plant owned by Hainan Fudao Chemical Industry Corporation.

[Photo of man with Sunflo(R) compressor in acoustic test cell.]

[Caption]
A Sunflo(R) compressor being prepared for acoustic testing in the anechoic test cell. Continuing reduction in sound emissions is important in certain specialized applications.


[Photo of Sundyne(R) compressor in acoustic suppression enclosure.]

[Caption]
One of our core competencies is the design and development of customized packaged Sundyne(R) pump and compressor units, such as this compressor in a sound reducing enclosure for an offshore platform application.


[Photo of four Sundyne(R) API style canned motor pumps in factory.]

[Caption]
Sundyne(R) is a pioneer in production of vertical API style canned motor pumps for refinery applications.


[Photo of three HMD magnet drive pumps installed.]

[Caption]
Three high power magnet driven pumps from HMD on duty for a Pan-European funded Research project.


[Photo of two Sundyne(R) canned motor pumps installed.]

[Caption]
Sundyne(R) Canned Motor Pumps, a licensed product from Nikkiso Co. Ltd., are increasingly needed in applications to eliminate atmospheric release of process vapors.


[Photo of HMD seal/less magnet drive pump installed.]

[Caption]
A typical application: a seal/less magnet drive pump from HMD on a specialized process at a refinery in the United Kingdom.

                                   MILTON ROY

Milton Roy Company is a global leader in the design, manufacture and marketing of liquid dosing pumps, associated equipment, and small specialty pumps. Through its four divisions located in the United States and France, the company provides the most comprehensive range of chemical metering pumps serving diversified markets including water & wastewater treatment, oil and gas production, chemical and petrochemical processing, utility and industrial power, pulp and paper, and residential and commercial water treatment.
     Liquid Metronics Inc. has had excellent growth in market share and profitability and maintains a reputation for innovation, quality and value throughout the world. In 1996 LMI introduced four new pump models and two new pump control units assuring continued market leadership.
     The Flow Control and Dosapro divisions meet the needs of larger scale chemical dosing applications and engineered chemical process applications. During 1996 Flow Control and Dosapro introduced a new line of mechanically actuated dosing pumps for municipal water and light duty industrial applications. Dosapro also introduced a new line of dry polymer feed packages completing their water treatment product offering.
     The Hartell Division produces specialty pumps for ice machines, commercial coffee machines, and residential customers with home condensate ejection pumps. They completely reorganized their manufacturing area based upon Market Rate of Demand production principles, which allow reduced delivery time and lower production cost.
     Milton Roy Company is also an important supplier to the emerging markets of Eastern Europe, Southeast Asia, China, South America and India. These markets have a rapidly expanding industrial base and are increasingly sensitive to environmental concerns including potable water quality and control of industrial and municipal wastewater. To meet the needs of these customers, Milton Roy increased its ownership of Milton Roy Asia LMI Pte. Ltd. in Madras, India to 70%. Also, Milton Roy Asia Pacific Pte. Ltd. was established in Singapore to provide Asian marketing management, and new sales offices were opened in Beijing and Buenos Aires.
     Milton Roy Company has built its reputation on technical innovation, quality and rugged product reliability. We continue to develop problem-solving new products, exceeding our customers' expectations for responsive service and continually reducing product lead times. Our emphasis on efficient, high velocity manufacturing assures unsurpassed value into the next century.

[Photo of Milton Roy pumps assembly area.]

[Caption]
Milton Roy has implemented Market Rate of Demand Manufacturing to streamline throughput and reduce inventory. Early success in our highest volume assembly area in Philadelphia resulted in increased production efficiency with improved quality and reduced delivery times.

[Photo of Atlanta Olympic Village Fountain.]

[Caption]
Visitors and competitors in Atlanta for the 1996 Olympic Games were able to enjoy the cooling effect of the Olympic Village Fountain, kept sparkling clean by the use of LMI chemical injection metering pumps and pump controllers.


[Photo of three men with Aqua-Inject units in field.]

[Caption]
This Agri-Inject installation uses Milton Roy Flow Control metering pumps in an agricultural application in Colorado. These systems inject fertilizers, insecticides and herbicides into irrigation water.


[Photo of Milton Roy U.K. skid mounted pump package.]

[Caption]
This skid-mounted package from Milton Roy U.K. is used to store and inject chemicals for an olefins plant in Africa. Six storage tanks supply 60 pump heads which inject chemicals into various process locations in the plant.


[Photo of Four Dosapro Maxroy dosing pumps installed.]

[Caption]
Maxroy dosing pumps from Dosapro, France, are used in water treatment facilities throughout Asia and Europe, such as this application in France.


[Photo of four Milton Roy injection pumps on tanks.]

[Caption]
Water and effluent treatment installations in Asia, such as these in India, utilize metering pumps made by our joint venture Milton Roy Asia LMI.

                                   SULLAIR

Sullair is the world's only compressor manufacturer to concentrate all of its efforts on rotary screw technology. An industry leader and innovator since 1965, we use our broad experience to providing compressed air solutions for our customers, offering the widest selection of screw compressors in the market.
     Always sensitive to the changing needs of our customers, we have added new models, the ES-11 and ES-16 to our highly acclaimed ES compressor series. Its smaller "footprint" and 50% fewer parts than conventional screw compressors translate into higher reliability, simple maintenance, and low installation cost.
     Wherever the cost of electricity is a significant operating expense, Sullair's TS Series Tandem air compressors offer unmatched full load efficiency and energy savings. When the TS compressor is fitted with Sullair's spiral capacity control valve, operating efficiencies are further improved and energy savings increased during partial load operation. In 1996, the TS compressors gained further market acceptance in the air separation, automotive and textile markets of Asia, Europe, and South America, as well as North America.
     Building on its successful introduction in North America, Sullair DS Series oil-free compressors were launched in the key markets of Asia. At the heart of the DS compressor is a teflon coated air end, which, in combination with the balance of the compressor package, provides Sullair customers with higher performance and increased reliability. When totally oil free air is required in the manufacturing process, Sullair's DS Series compressors are becoming the preferred compressor.
     Sullair is committed to total customer satisfaction, with responsive, knowledgeable service worldwide, including fast, dependable product and parts delivery; on-site and factory-based technical assistance; and professional operation and maintenance training. Global market growth is accommodated by world-class manufacturing and assembly facilities in the United States, South America, Europe, Australia, and China. We support our customers through an extensive international network of field offices and factory trained distributors.


[Photo of two Sullair portable compressors in front of refinery.]

[Caption]
Applying the benefits of Sullair's large portable compressors to new markets was a source of growth in 1996. As a part of its Fleet Management Program, Houston-based Prime Equipment supplies Sullair compressors to large refineries in the area.

[Photo of Sullair vacuum system installed.]

[Photo of Sullair oil free compressor installed.]

[Caption]
Sullair's oil-free compressors have opened new markets where critical-quality air is essential. An example is this installation at Parkview Memorial Hospital, Fort Wayne, Indiana. Here, an oil-free compressor (below) and a Sullair vacuum system (left) provide vital health support.


[Photo of man in training room.]

[Caption]
To assure that customers achieve maximum performance benefits, Sullair provides after-sales training in the proper operation and maintenance of its compressed air equipment. Shown here is a seminar in progress at Sullair's dedicated training center in Shenzhen, China. Similar training is offered at customer locations.


[Photo of two Sullair ES-11 encapsulated air compressors installed.]

[Caption]
With market-driven features included in its design, Sullair's ES-11 represents a new generation of encapsulated air compressor. The 24KT models shown supply air for Dow Corning's Research and Development lab in Midland, Michigan. The ES-11 is the first in the ES Series to use 24KT fluid and carry a 10-year air end warranty.


[Photo of three Sullair LS-25S compressors installed.]

[Caption]
A complete Sullair compressed air system at Shenzhen Electric Power Station includes four LS-25S compressors and complementary air dryers and filters. This major installation typifies Sullair's presence in the China market.

CONDENSED FINANCIAL REPORT

The 1996 summary annual report contains condensed consolidated balance sheets, statements of earnings and statements of cash flows. Complete consolidated financial statements, including notes to the consolidated financial statements, as well as management's discussion and analysis of financial condition and results of operations, are presented in the Company's 1996 Annual Report on Form 10-K.

Management's Report
The management of Sundstrand is responsible for the preparation and presentation of the consolidated financial statements in the Annual Report on Form 10-K and related financial information included in this annual report.
The financial statements in the Annual Report on Form 10-K have been prepared in conformity with generally accepted accounting principles consistently applied and, as such, include amounts based on estimates by management. The consolidated financial statements have been audited by Ernst & Young LLP, the Company's independent auditors. The condensed statements included in this annual report have been derived from the audited financial statements and are fairly stated in all material respects in relation to those statements.
     Management also is responsible for maintaining a system of internal accounting controls which is designed to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with management's authorization and are properly recorded. To assure the maintenance of effective internal controls, management adopts and disseminates policies, procedures and directives; selects and trains qualified personnel; establishes organizational structures which permit the delegation of authority and responsibility; and maintains an active program of internal audits and appropriate follow-up by management.
     The management of Sundstrand also recognizes its responsibility to promote a strong ethical climate throughout the Company. Toward this end, the Company provides training in ethical decision making to each employee. In addition, each employee receives a copy of the Company's manual on Business Conduct and Ethics.
     The Board of Directors elects an Audit Committee from among its members who are not employees of the Company. The Audit Committee meets periodically with management, the internal auditors, and the independent auditors to review the work of each and satisfy itself that they are properly discharging their responsibilities. Both the independent auditors and internal auditors have free access to the Audit Committee, without the presence of management, to discuss internal accounting controls, auditing, and financial reporting matters.


/s/ Robert H. Jenkins                /s/ Paul Donovan
President and Executive              Executive Vice President and
Chief Executive Officer              Chief Financial Officer, and
                                     Treasurer

January  28, 1997

(Bottom of page 32 continued)

Independent Auditor's Report
To the Shareholders and Board of Directors, Sundstrand Corporation
We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Sundstrand Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are included in the Annual Report on Form 10-K of Sundstrand Corporation and subsidiaries for the year ended December 31, 1996 and have not been presented herein. In our report dated January 28, 1997 which also appears in the Annual Report on Form 10-K, we expressed an unqualified opinion on those consolidated financial statements.
     In our opinion, the information in the accompanying condensed consolidated financial statements appearing on pages 33 through 35 is fairly stated, in all material respects, in relation to the consolidated financial statements from which it was derived.


/s/ Ernst & Young LLP
Chicago, Illinois
January 28, 1997

SUNDSTRAND CORPORATION AND SUBSIDIARIES (SNS)
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS


Year Ended December 31,                                          1996            1995
(Amounts in millions except per share data)                      ----            ----
Net sales                                                      $ 1,521         $ 1,473

Costs and expenses:
 Costs of products sold                                            990             957
 Marketing and administration                                      300             297
 Restructuring charges, net                                         24              58
                                                               -------         -------
                                                                 1,314           1,312
                                                               -------         -------
Earnings before other income (deductions)                          207             161

Other income (deductions):
 Interest expense                                                  (29)            (33)
 Interest income                                                     5               5
 Other, net                                                          1               2
                                                               -------         -------
                                                                   (23)            (26)
                                                               -------         -------
Earnings before income taxes                                       184             135
Less income taxes                                                   70              56
                                                               -------         -------
Net earnings                                                   $   114         $    79
                                                               =======         =======
Weighted-average number of common shares outstanding              61.0            62.7
(adjusted for the stock split)

Earnings per share (adjusted for the stock split)              $  1.87         $  1.25
                                                               =======         =======
Cash dividends per common share                                $   .68         $   .60
(adjusted for the stock split)

                            SUNDSTRAND SALES PROFILE
                            [Three Pie charts]

                            52% Aerospace
                            48% Industrial

                            84% Commercial
                            16% Military(a)

                            58% Domestic
                            42% International
     (a) Military sales include sales to U.S. government agencies.

SUNDSTRAND CORPORATION AND SUBSIDIARIES (SNS)
CONSOLIDATED STATEMENT OF CASH FLOWS



Year ended December 31,                                          1996             1995
(Amounts in millions)                                          --------          ------

Cash flow from operating activities:
 Net earnings                                                   $   114           $  79
 Adjustments to reconcile net earnings to net
      cash provided by operating activities:
   Depreciation                                                      61              61
   Amortization                                                      12              16
   Deferred income taxes                                              6             (14)
   Change in operating assets and liabilities excluding
     the effects of acquisitions and divestitures:
     Accounts receivable                                            (18)              6
     Inventories                                                    (37)            (32)
     Other assets                                                     5               8
     Accounts payable                                                (4)              9
     Accrued expenses                                                20              58
   Other                                                              9               6
                                                                -------           -----
   Total adjustments                                                 54             118
                                                                -------           -----
Net cash provided by operating activities                           168             197
                                                                -------           -----

Cash flow from investing activities:
 Cash paid for property, plant, and equipment                       (64)            (63)
 Proceeds from sale of assets                                         2              43
 Cash paid for acquisitions, net of cash acquired                   (29)             (8)
 Investment in IRB trust                                              5             (14)
 Investments in equity companies                                      -              (2)
                                                                -------           -----
Net cash used for investing activities                              (86)            (44)
                                                                -------           -----
Cash flow from financing activities:
 Net payments on borrowings supported by lines of credit            (50)            (26)
 Principal payments on long-term debt                                (7)            (23)
 Issuance of long-term debt                                           -               8
 Purchase of treasury stock                                         (49)            (60)
 Proceeds from stock options exercised                                3               3
 Dividends paid                                                     (41)            (38)
                                                                -------           -----
Net cash used for financing activities                             (144)           (136)
                                                                -------           -----
Effect of exchange rate changes on cash                               5              (8)
                                                                -------           -----
 Increase (decrease) in cash and cash equivalents                   (57)              9
 Cash and cash equivalents at January 1                              75              66
                                                                -------           -----
Cash and cash equivalents at December 31                        $    18           $  75
                                                                =======           =====
Supplemental cash flow information:
 Interest paid                                                  $    31           $  34
 Income taxes paid                                              $    55           $  64

SUNDSTRAND CORPORATION AND SUBSIDIARIES (SNS)
CONDENSED CONSOLIDATED BALANCE SHEET


December 31,                                                      1996             1995
                                                               ---------          --------
(Amounts in millions except share data)
Assets
Current Assets
 Cash and cash equivalents                                       $    18           $    75
 Accounts receivable, net                                            313               281
 Inventories, net of progress payments                               378               330
 Deferred income taxes                                                53                55
 Other current assets                                                 10                20
                                                                 -------           -------
  Total current assets                                               772               761

Property, Plant, and Equipment, net                                  427               449
Intangible Assets, net                                               273               266
Deferred Income Taxes                                                 78                75
Other Assets                                                          45                42
                                                                 -------           -------
                                                                 $ 1,595           $ 1,593
                                                                 =======           =======

Liabilities and Shareholders  Equity
Current Liabilities
 Notes payable                                                   $   118           $   168
 Long-term debt due within one year                                    4                 7
 Accounts payable                                                    104               102
 Accrued salaries, wages, and commissions                             25                24
 Accrued postretirement benefits other than pensions                  18                17
 Restructuring liability                                              20                27
 Other accrued liabilities                                           108                93
                                                                 -------           -------
  Total current liabilities                                          397               438

Long-Term Debt                                                       222               221
Accrued Postretirement Benefits Other Than Pensions                  367               363
Other Liabilities                                                     96                90

Shareholders' Equity
 Common stock, par value $.50 per share;
  authorized 150,000,000 shares; issued 1996 and
  1995 - 75,686,028 shares (including shares in treasury)             38                38
 Additional contributed capital                                      155               151
 Retained earnings                                                   677               604
 Foreign currency translation adjustment                              (8)              (11)
 Common stock in treasury (at cost); 1996 - 15,324,019 shares
  and 1995 - 13,990,358 shares                                      (337)             (287)
Unamortized value of restricted stock issued                         (12)              (14)
                                                                 -------           -------
                                                                     513               481
                                                                 -------           -------
                                                                 $ 1,595           $ 1,593
                                                                 =======           =======

OFFICERS

[Photo of Sundstrand Officers per captions]

[Captions]
Robert H. Jenkins
President and Chief Executive Officer
Elected President and Chief Executive Officer October 1, 1995; Executive Vice President, Illinois Tool Works, Inc. from March 1, 1990, to September 30, 1995. Age 53

Paul Donovan
Executive Vice President and Chief Financial Officer and Treasurer; Chief Financial Officer since December 2, 1988; elected to additional position of Executive Vice President August 7, 1990; re-elected to the position of Treasurer September 9, 1996.
Age 49

DeWayne J. Fellows
Vice President and Controller
Controller since February 16, 1989; elected to additional position of Vice President August 7, 1990.
Age 52

Patrick L. Thomas
Executive Vice President and Chief Operating Officer, Industrial
Elected Executive Vice President and Chief Operating Officer, Industrial January 2, 1995; President of Milton Roy Company from April 1, 1991, to January 1, 1995; and Vice President and General Manager of Sundstrand Fluid Handling from October 12, 1989, to March 31, 1991.
Age 51

Ronald F. McKenna
Executive Vice President and Chief Operating Officer, Aerospace
Elected Executive Vice President and Chief Operating Officer, Aerospace May 6, 1996; Vice President of Business Development, Sundstrand Aerospace from January 28, 1995, to May 6, 1996; and Vice President and General Manager of the Sundstrand Electric Power Division from December 2, 1989, to December 28, 1995. Age 56

Richard M. Schilling
Vice President and General Counsel and Secretary
Vice President since April 21, 1978; elected to additional position of Secretary July 21, 1988.
Age 59

DIRECTORS

Don R. O'Hare (4)                         Klaus H. Murmann (1,3)
Chairman of the Board                     Chairman and Chief Executive Officer
Sundstrand Corporation                    Sauer Inc.
Director since 1979                       Director since 1981

Robert H. Jenkins (4)                     Donald E. Nordlund (3,4)
President and Chief Executive Officer     Retired Chairman and Chief Executive
Sundstrand Corporation                    Officer
Director since 1995                       Staley Continental, Inc.
                                          Director since 1976
Richard A. Abdoo (2,4)
Chairman, President and Chief Executive   John A. Puelicher (3,4)
Officer                                   Retired Chairman
Wisconsin Energy Corporation, and         Marshall & Ilsley Corporation
Chief Executive Officer                   Director since 1977
Wisconsin Electric Power Company
Director since 1996                       Ward Smith (2,3)
                                          Retired Chairman
J.P. Bolduc (1,2)                         NACCO Industries, Inc.
Chairman and Chief Executive Officer      Director since 1983
JPB Enterprises, Inc.
Director since 1991                       Berger G. Wallin (1,4)
                                          Retired Executive Vice President for Special
Gerald Grinstein (2,3)                    Projects
Retired Chairman                          Sundstrand Corporation
Burlington Northern Santa Fe Corporation  Director since 1995
Director since 1991
                                          (1) Nominating Committee
Charles Marshall (1,2)                    (2) Audit Committee
Retired Vice Chairman                     (3) Compensation Committee
American Telephone and Telegraph Company  (4) Finance Committee
Director since 1989

SUNDSTRAND CORPORATE INFORMATION

Annual Meeting
The Company's Annual Meeting will be held in the Auditorium at Northern Illinois University, Rockford Education Center, 8500 East State Street, Rockford, Illinois, on Tuesday, April 15, 1997, at 11:00 a.m. Central Time.

Common Stock Information
Sundstrand common stock is listed on the New York, Chicago, and Pacific stock exchanges under the symbol SNS.

Shareholder Investment Service
Sundstrand offers to shareholders of its common stock a Shareholder Investment Service which provides a simple, cost-free way of applying dividends and voluntary cash investments to purchase additional shares of stock. The Company absorbs brokerage commissions and bank service fees for all participants. Requests for information about the Shareholder Investment Service should be directed to the Company's transfer agent.

Transfer Agent
Requests for information about stock registration, stock transfers, dividend disbursements or the Shareholder Investment Service should be directed to the Company's transfer agent.


     Address correspondence to:               With questions, call:

     Harris Trust and Savings Bank            Shareholder Services Division
     Corporate Trust Operations - 11th Floor  Harris Trust and Savings Bank
     311 West Monroe Street                   (800) 293-8207
     Chicago, Illinois 60606


Form 10-K and Other Financial Publications
A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and other financial publications may be obtained without charge by writing to Investor Relations at the address below or by voice mail at (815) 226-2988.

Investor Relations
Analyst inquiries should be directed to:

     Doug Smiley
     Corporate Manager, Investor Relations
     Sundstrand Corporation
     4949 Harrison Avenue
     P.O. Box 7003
     Rockford, Illinois 61125-7003
     (815) 226-2136

[Sundstrand Corporation trademark: circle S logo]

Sundstrand Corporation
4949 Harrison Avenue
P.O. Box 7003
Rockford, Illinois  61125-7003
U.S.A.